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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 6, 2000


                               UNITY BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                      1-12431                   22-3282551
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(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)



          64 OLD HIGHWAY 22, CLINTON, NEW JERSEY                08809
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         (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code (908) 730-7630
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Item 5. Other.

     The Registrant entered into a Settlement Agreement with the Landlord/Sub-Landlord under five (5) leases or subleases (the "Leases") entered into by the Registrant's Unity Bank subsidiary (the "Bank") for potential branch sites. The Registrant had terminated these Leases in November, 1999, and the Landlord had disputed the validity of the termination and filed suit seeking damages and other relief. Under the Settlement Agreement, the Bank is to pay the Landlord the sum of $102,500. The Landlord will acknowledge the termination of the Leases, and the parties are jointly releasing each other from any and all claims they may have. In addition, the Landlord has agreed to indemnify and hold the Bank harmless from and against any claims brought by third parties during the term of the Leases. The Registrant will recognize the expense for the settlement in the fourth quarter of 1999.

     In addition, the Registrant's Board of Directors has adopted a Capital Restoration Plan calling for the Registrant to raise capital and/or reduce assets in order to bring the Registrant and the Bank into compliance with minimum capital requirements set by the federal regulators. In light of the fact that the Registrant's capital ratios do not currently meet minimum regulatory capital requirements, and in light of the Registrant's capital needs, the Board of Directors has determined to suspend the Registrant's regular quarterly cash dividend on its Common Stock. Upon consummation of the Registrant's Capital Restoration Plan, the Board will re-review the Registrant's dividend policy.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Unity Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  UNITY BANCORP, INC.
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                                     (Registrant)


Dated: January 31, 2000           By: /s/ KEVIN KILLIAN
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                                          KEVIN KILLIAN, Chief Financial Officer


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